Exhibit 10.6

SECURITY AGREEMENT
(Blanket - All Business Assets)

This Security Agreement (Blanket - All Business Assets) (the “Agreement”) is dated for reference purposes as of May 16, 2007 by THE INVENTURE GROUP, INC., a Delaware corporation (the “Borrower”), and LA COMETA PROPERTIES, INC., an Arizona corporation (“La Cometa”), POORE BROTHERS - BLUFFTON, LLC, a Delaware limited liability company (the “PBC”), TEJAS PB DISTRIBUTING, INC., an Arizona corporation (“Tejas”), BOULDER NATURAL FOODS, INC., an Arizona corporation (“Boulder”), BN FOODS INC., a Colorado corporation (“BN Foods”), RADER FARMS ACQUISITION CORP., a Delaware corporation (“RFAC”) in favor of U.S. BANK NATIONAL ASSOCIATION, a national banking association (the “Bank”). For purposes hereof, “Obligated Group” and “Obligated Group Parties” shall mean, collectively, (a) Borrower, (b) La Cometa, (c) PBC, (d) Tejas, (e) Boulder, (f) BN Foods, and (g) RFAC (each, individually, an “Obligated Group Party”).

Borrower’s Organizational Identification Number is: DE-2483575.
La Cometa’s Organizational Identification Number is: AZ-08064380.
PBC’s Organizational Identification Number is: DE-2867321.
Tejas’ Organizational Identification Number is: AZ-08541660.
Boulder’s Organizational Identification Number is: AZ-09522220.

BN Foods’ Organizational Identification Number is: CO-19971102791.
RFAC’s Organizational Identification Number is: DE-4351069.

Unless defined elsewhere in this Agreement, defined terms used herein have the meanings given them in the Definitions Section hereof.

Factual Background

A.            Bank is extending credit and/or other financial accommodations to Borrower, now and/or in the future, including a revolving line of credit loan in the maximum principal amount of Fifteen Million and No/100 Dollars ($15,000,000.00) (“Facility 1”) and a term loan in the principal amount of Six Million and No/100 Dollars ($6,000,000.00) (“Facility 2”) (each, individually, a “Loan” and collectively, the “Loans”). The Loans are is being made under a loan agreement (the “Loan Agreement”) between Bank and Borrower dated as of the date hereof. Each Loan is evidenced by a promissory note (the “Notes”) made payable to Bank in the principal amount of such Loan, is secured by the collateral described below, and may also be secured by other collateral. Borrower is a holding company for several affiliated entities, and each of the Obligated Group Parties (other than the Borrower) is an Affiliate of, and a wholly owned subsidiary of Borrower.

B.            Each of the Obligated Group Parties other than the Borrower is a Guarantor or the Loans. It is intended (i) that each Obligated Group Party shall be liable for the Credit Facilities, directly or indirectly, as a Borrower or as a Guarantor, and (ii) that all business assets of each Obligated Group Party shall be pledged to Bank as collateral for the Credit Facilities and other Obligations.

C.            This Agreement, and all other documents which evidence, secure, or otherwise pertain to any of the Obligations, including the Loans, collectively constitute the “Loan Documents.” Capitalized terms used in this Agreement without definition have the meanings given them in the Loan Agreement. All terms not defined herein or in the Loan Agreement shall have the meaning given them in the Uniform Commercial Code, as enacted in the state of formation of the Borrower and as enacted in the state of formation of each of the other Obligated Group Parties, or under the Uniform Commercial Code in any other state to the extent the same is applicable law (collectively, as amended, recodified, and in effect from time to time, the “UCC”). If a term is defined differently in Article 9 of the UCC than in another Article, Article 9 shall control.

D.           As a material condition to Bank extending credit and/or other financial accommodations to Borrower, including but not limited to the Loans, Bank has required that Borrower and the other Obligated Group Parties pledge to Bank, and create a security interest in favor of Bank, in and to all of the Collateral described below, pursuant to the terms and conditions set forth below.

NOW THEREFORE, in consideration of Bank’s agreement to extend credit and/or other financial accommodations to Borrower, now and/or in the future, and for other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Borrower and the other Obligated Group Parties and Bank hereby agree as follows:

AGREEMENT

Definitions: The following capitalized words and terms shall have the meanings set forth in the “Factual Background” section above, or if not defined therein, shall have the following meanings when used in this Agreement. All references to dollar amounts shall mean amounts in lawful money of the United States of America. Words and terms used in the singular shall include the plural, and the plural shall include the singular, as the context may require.

“Credit Facilities” means all extensions of credit from the Bank to Borrower or any other Obligated Party, whether now existing or hereafter arising, including but not limited to the Loans described in Recital A above.

“Insolvency Obligations” means all monetary obligations incurred or accrued during the pendency of any Insolvency Proceeding regardless of whether allowed or allowable in such proceeding.

“Insolvency Proceeding” means any bankruptcy, receivership, or other voluntary or involuntary proceeding, in or out of court, for the adjustment of debtor-creditor relationships

“Obligations” means, collectively, all obligations, indebtedness, and liabilities of Borrower or any other Obligated Party to Bank, or any of Bank’s Affiliates, successors or assigns, of every kind and nature, including but not limited to all loans, advances, interest, costs, drafts, overdrafts, checks, credit card indebtedness, lease obligations, obligations under any Rate Management Agreement, and all other debts, liabilities, and obligations of every kind owning by the Borrower or any other Obligated Party to the Bank, whether direct or indirect, voluntary or involuntary, due or not due, absolute or contingent, liquidated or unliquidated, of the same or a different nature, whether now existing or hereafter incurred or created, or whether incurred directly or acquired by Bank by assignment or otherwise, together with all renewals, extensions, modifications, consolidations, and substitutions of any of the them, including interest thereon and all costs, expenses, and reasonable attorney’s fees paid or incurred by Bank at any time before or after judgment in attempting to collect any of the foregoing, to realize on any collateral securing any of the foregoing, to realize on any guaranty or indemnity executed in connection with the foregoing, and to enforce this Agreement. The “Obligations” specifically include, but are not limited to, all indebtedness of Borrower to Bank under the Credit Facilities, and all advances made by Bank to or for the benefit of Borrower thereunder. The “Obligations” also specifically include all Insolvency Obligations and all Surrendered Payments.. Unless Borrower or any other Obligated Party shall have otherwise agreed in writing, for the purposes of this Agreement, “Obligations” shall not include “consumer credit” subject to the disclosure requirements of the Federal Truth in Lending Act or any regulations promulgated thereunder.

“Rate Management Agreement” means any rate lock agreement or interest rate protection agreement (such as any interest rate swap agreement, International Swaps and Derivatives Association, Inc. Master

Agreement, or similar agreement or arrangements now existing or hereafter entered into by Borrower or any other Obligated Party and Bank in connection with any Credit Facility to hedge the risk of variable rate interest volatility or fluctuations in interest rates as any such agreement or arrangement may be modified, supplemented and in effect from time to time).

“Surrendered Payments” means, collectively, the amount of any payments made to Bank or any other party on behalf of Borrower or any other Obligated Party (including payments resulting from liquidation of collateral) which are recovered from the Bank by a trustee, receiver, creditor, or other party pursuant to applicable federal or state law.

1.             Assignment and Grant of Security. For the purpose of securing payment and performance of the Obligations, including the prompt payment and performance of all obligations and indebtedness of Borrower to Bank under the Loan Documents, and all renewals, extensions, modifications, amendments, and/or supplements thereto, in such order of priority as Bank may determine in its sole and absolute discretion, the Obligated Parties each hereby irrevocably and unconditionally assign, grant, pledge, transfer, and set over to Bank, and there is hereby created a security interest in favor of Bank, in and to all of each Obligated Party’s right, title, and interest in, to, and under all of the following, whether now or hereafter existing, or now owned or hereafter acquired (all or any part of such property, or any interest in all or any part of it, as the context may require, the “Collateral”):

1.1           All assets of each such Obligated Party, including all personal and fixture property of every kind and nature including but not limited to those specifically described below.

1.2           All of the following, whether now owned or hereafter acquired by each such Obligated Party: accounts (including health-care-insurance receivables) and other rights of such Obligated Party to the payment of money no matter how evidenced, including but not limited to accounts receivable, pledges receivable, grants receivable, capital campaign receivables, and any other receivables, contract rights, instruments, documents, promissory notes, certificates of deposit, chattel paper (whether tangible or electronic), deposit accounts, letter-of-credit rights (whether or not the letter of credit is evidenced by a writing), supporting obligations, and general intangibles of every nature, all permits, regulatory approvals, copyrights, copyright applications, patents, trademarks, trademark applications, service marks, trade names, software, symbols, mask works, engineering drawings, customer lists, goodwill, licenses, permits, all agreements of any kind or nature by which such Obligated Party possesses, uses, or has authority to possess or use property (whether tangible or intangible) of others or others possess, use, or have authority to possess or use property (whether tangible or intangible) of such Obligated Party, all recorded data of any kind or nature (regardless of the medium of recording) including but not limited to all software, writings, plans, specifications, and schematics, and all other intellectual property owned by such Obligated Party or used in such Obligated Party’s business.

1.3           All fixed assets, machinery, furniture, fixtures, and other equipment of every type now owned or hereafter acquired by each such Obligated Party.

1.4           All inventory now owned or hereafter acquired by each such Obligated Party, including, without limitation, all raw materials, work in process, materials used or consumed in such Obligated Party’s business, finished goods, and supplies.

1.5           All other property of each such Obligated Party now or hereafter in the possession, custody, or control of Bank, including, without limitation, all deposit accounts of each such Obligated Party with Bank, and all property of each such Obligated Party in which Bank now has or hereafter acquires a security interest.

1.6           All investment property, including all investment securities and investment securities accounts (each, and “ISA”), now owned or hereafter acquired, together with all assets and investment of any kind or nature now or hereafter held in each ISA, including cash, certificated or uncertificated securities, notes, instruments, documents, general intangibles, and commercial paper, together with (a) all new substituted and additional documents, instruments, and general intangibles issued with respect thereto, (b) all voting and rights to and interest in all cash, non-cash dividends and all other property now or hereafter distributable on account of or receivable with respect thereto, (c) interest thereon, stock and subscription rights; dividends and dividend rights; and new securities or other property such Obligated Party receives in connection therewith, which such Obligated Party agrees to deliver to the Bank immediately, and (d) all proceeds thereof, including, without limitation, proceeds consisting of cash, dividends (including dividends consisting of stock), stock splits, distributions, interest, certificated or uncertificated securities, notes, instruments, documents, general intangibles, commercial paper, and any other earnings of whatever nature.

1.7           All tort claims and insurance claims and proceeds, including commercial tort claims.

1.8           All software embedded within or used in connection with any of the above-described property.

1.9           All negotiable and nonnegotiable documents of title now owned or hereafter acquired by each such Obligated Party covering any of the above-described property.

1.10         All rights under contracts of insurance now owned or hereafter acquired by each such Obligated Party covering any of the above-described property.

1.11 All books and records now owned or hereafter acquired by each such Obligated Party pertaining to any of the above-described property, including but not limited to any computer-readable memory and any computer hardware or software (including embedded software) necessary to process such memory (collectively, the “Books and Records”).

1.12         All products, rents, and profits now owned or hereafter acquired by each such Obligated Party of any of the above-described property.

1.13         All cash and non-cash proceeds of, additions and accretions to, substitutions and replacements for, and changes in any of the above-described property (collectively, “Proceeds”), including without limitation (i) all interest and dividends earned on the Proceeds; (ii) all monies and other tangible or intangible property received upon a sale or other disposition of any of the Proceeds; (iii) all rights to payment in connection with any cause of action with respect to any Proceeds and all proceeds of any voluntary or involuntary disposition or claim respecting any of the foregoing (arising out of any judgment or award, or otherwise arising) and (iv) all goods, documents, general intangibles, chattel paper and accounts, wherever located, acquired with cash proceeds of any of the foregoing or its proceeds, and all supporting obligations ancillary to or arising in any way in connection with any of the above-described property.

2.                                 Further Assurances; Authorization to File Financing Statements; Attorney-in-Fact.

2.1           Further Assurances. Each Obligated Party agrees that, from time to time, at its own expense, it will:

(a)           Protect and defend the Collateral against all claims and demands of all persons at any time claiming the same or any interest therein, and preserve and protect Bank’s security interest in the Collateral.

(b)           Promptly execute and deliver to Bank all instruments and documents, and take all further action necessary or desirable, as Bank may reasonably request to (i) correct any defect, error, or omission which may be discovered in the contents, execution, or acknowledgment of this Agreement; (ii) continue, perfect, or protect any security interest granted or purported to be granted hereby, and (iii) enable Bank to exercise and enforce any of its rights and remedies hereunder with respect to any Collateral. Such actions may include but not be limited to executing, authenticating, authorizing, acknowledging, delivering, procuring, and recording and/or filing such further documents (including, without limitation, further security agreements, financing statements, financing statement amendments, and continuation statements), and doing such further acts as may be necessary, desirable, or proper to (A) carry out more effectively the purposes of this Agreement or (B) more fully identify and subject to the liens and security interests hereof any property intended to be covered hereby (including specifically, but without limitation, any renewals, additions, substitutions, or replacements, of or to the Collateral), (C) protect the lien or the security interest hereunder against the rights or interests of third persons, and/or (D) enable Bank to exercise and enforce any of its rights and remedies hereunder with respect to any Collateral.

(c)           Permit Bank’s representatives to inspect and make copies of all Books and Records relating to the Collateral, wherever such Books and Records are located, and to conduct an audit relating to the Collateral at any reasonable time or times.

(d)           Provide, promptly on request of Bank, such certificates, documents, reports, information, affidavits, and other instruments to Bank, and do such further acts as may be necessary, desirable, or proper in the reasonable determination of Bank, to enable Bank to comply with the requirements or requests of any agency having jurisdiction over Bank, and/or any examiners of such agencies, with respect to the Obligations, Borrower, each other Obligated Party, or the Collateral.

2.2          Authorization to File Financing Statements. Each Obligated Party hereby irrevocably authorizes Bank at any time, and from time to time, to file in any Uniform Commercial Code jurisdiction, any initial financing statements, amendments thereto, and continuation statements with or without signature of such Obligated Party as authorized by applicable law, as applicable to the Collateral. Except to the extent expressly prohibited by applicable law, a carbon, photographic, facsimile, or other reproduction of this Agreement or any financing statement shall be sufficient as a financing statement. For purposes of such filings, each Obligated Party agrees to furnish any information requested by Bank promptly upon request by Bank. Each Obligated Party also ratifies its authorization for Bank to have filed any like initial financing statements, amendments thereto, or continuation statements if filed prior to the date of this Agreement.

2.3          Attorney-in-Fact; Exercise of Rights. Each Obligated Party hereby irrevocably constitutes and appoints Bank, including any officer or agent of Bank, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Obligated Party, or in such Obligated Party’s own name, to execute any such documents and to otherwise carry out the purposes of this Agreement, to the extent that such Obligated Party’s authorization above is not sufficient. To the extent not expressly prohibited by law, each Obligated Party hereby ratifies and affirms all acts said attorneys-in-fact shall lawfully do, have done in the past or cause to be done in the future by virtue hereof. This power of attorney is a power coupled with an interest and shall be irrevocable. Additionally, effective upon the occurrence of a Event of Default under this Agreement, each Obligated Party hereby irrevocably appoints Bank as its attorney-in-fact, to demand, receive, and enforce such Obligated Party’s rights with respect to the Collateral, including the protection thereof, and to give appropriate receipts, releases, and satisfactions for and on behalf of, and in the name of, such Obligated Party. Such powers are deemed to be coupled with an interest, and are therefore irrevocable. Any third party may rely on representations of Bank that an Event of Default exists hereunder or that the power of attorney hereby granted by each Obligated Party to Bank is effective, without further inquiry. In addition to the foregoing facilitate Bank’s exercise of the rights and remedies set forth herein, each Obligated Party authorizes Bank to (a) enter any premises where any Books or Records relating to the Collateral may be located, at reasonable times and following reasonable notice, for the purpose of inspecting, and/or copying any documents, files, and records relating to the Collateral, and to use such supplies and space of such Obligated Party at its places of business as may be reasonably necessary to administer and control the Collateral or the handling of collections and realizations thereon, (b) give notices to and to communicate with any party in possession or control of any of the Collateral with respect to such Collateral, and (c) take all steps and to institute (in Bank’s name or such Obligated Party’s name) all actions and proceedings deemed necessary or advisable by Bank to effect the collection or realization upon any of the Collateral.

3.           Obligated Party’s Representations and Warranties. Each Obligated Party promises that each representation and warranty set forth below is and will be true, accurate, and correct:

3.1           Authority; Enforceability. Each Obligated Party’s exact legal name and correct organizational identification number is correctly set forth in the introductory paragraph of this Agreement. Each Obligated Party has complied with any and all laws and regulations concerning its organization, existence, and the transaction of its business. Each Obligated Party has the right, power, and authority to make this Agreement and to grant the security interests granted hereunder. When fully executed, this Agreement will create a valid and enforceable first-priority security interest in the Collateral, excepting the Approved Existing Lien Assets, which are subject only to the Approved Existing Liens, and except to the extent previously disclosed in writing to Bank.

3.2           No Violation; Compliance With Law. The execution and delivery of this Agreement and performance by each Obligated Party of its obligations hereunder will not result in a default under any other material agreement to which such Obligated Party is a party. To the best of each Obligated Party’s knowledge and belief, such Obligated Party is in full compliance with all applicable federal, state, and local statutes, rules, and regulations pertaining to the Collateral.

3.3           No Consent of Action Required. To the best of each Obligated Party’s knowledge and belief, no authorization, consent, approval, other action by, notice to, or filing with, any governmental authority, regulatory body, or any other person or entity is required for the execution of this Agreement or the grant or perfection of the security interests granted herein, except any written consent attached hereto or otherwise previously provided by such Obligated Party to Bank. There exist no restrictions on each Obligated Party’s ability to pledge and assign such Collateral to Bank by virtue of any arrangement or agreement with any other third party.

3.4           No Other Pledge. Except as previously disclosed in writing to Bank, and specifically excepting the Approved Existing Liens on the Approved Existing Lien Assets, the Obligated Parties are collectively the sole legal and equitable owners and holders of all right, title, and interest in and to all of the Collateral, free and clear of any liens, encumbrances, or interests of third parties, other than those in favor of Bank, specifically allowed pursuant to the terms of the Loan Documents, or otherwise agreed to in writing by Bank. The Obligated Parties have not pledged or assigned any of its right, title, or interest in or to all or any portion of the Collateral to any other person or entity, except for the Approved Existing Liens on the Approved Existing Lien Assets.

3.5           Use of Secured Obligations. The Obligations, including all loans secured hereby, are solely for business and/or investment purposes, and are not intended for personal, family, household, or agricultural purposes. All loans secured hereby are considered and construed for all purposes as commercial loans. The proceeds of the Obligations shall be used for commercial purposes.

3.6           Collateral Attributes. Except as previously disclosed in writing to Bank, (i) none of the account debtors or other persons obligated on any of the Collateral is a governmental authority subject to the Federal Assignment of Claims Act or any similar federal, state, or local law, rule, or regulation with respect to such Collateral, and (ii) to the best of each Obligated Group Party’s knowledge and belief, each Obligated Group Party holds no commercial tort claims. To the best of each Obligated Group Party’s knowledge and belief, except as otherwise disclosed to Bank in writing prior to the execution of this Agreement, each of the presently existing Collateral Documents (as such term is defined below) is genuine, valid, in full force and effect, and enforceable against all applicable parties in accordance with its terms (except to the extent that enforceability is limited by bankruptcy, insolvency, or other laws affecting the enforcement of creditors’ rights generally).

3.7           Obligated Party’s Location and Information. Each Obligated Group Party is an organization of the type and (if not an unregistered entity) is incorporated in or organized under the laws of the state specified in the introductory paragraph of this Agreement. Each Obligated Group Party’s principal place of business and chief executive office, and the place where such Obligated Group Party keeps its books and records, has for the preceding four (4) months (or, if less, the entire period of the existence of such Obligated Group Party) been and will continue to be (unless such Obligated Group Party notifies Bank of any change in writing at least thirty (30) days prior to the date of such change) at the address or addresses specified on the signature page of this Agreement, and (d) if such Obligated Group Party is an unregistered entity (including, without limitation, a general partnership) it is organized under the laws of the state specified in the introductory paragraph of this Agreement.

4.           Obligated Party’s Covenants. Each Obligated Group Party covenants and warrants that unless compliance is waived by Bank in writing:

4.1           Collateral Preservation. Each Obligated Group Party will properly preserve the Collateral, keep the Collateral in good order and repair, keep accurate Books and Records, protect and defend the Collateral against all claims and demands of all persons at any time claiming the same or any interest therein, and preserve and protect Bank’s security interest in the Collateral.

4.2           No Liens. Each Obligated Group Party has not granted and will not grant any security interest in any of the Collateral except to Bank and except for any other security interests specifically allowed pursuant to the terms of Loan Documents or otherwise agreed to in writing by Bank, and will keep the Collateral free of all liens, claims, security interests, and encumbrances of any kind or nature, except the security interest of Bank and other security interests specifically allowed pursuant to the terms of Loan Documents or otherwise agreed to in writing by Bank.

4.3           Restriction on Assignment or Transfer. Each Obligated Group Party will not sell, convey, lease, assign, encumber, pledge, or otherwise transfer or dispose of all or any portion of the Collateral, or any interest therein, whether such transfer is voluntary, involuntary, by operation of law, or otherwise, except for (a) those transfers of Collateral, if any, specifically allowed pursuant to the terms of Loan Documents or otherwise agreed to in writing by Bank, and (b) so long as no Event of Default has occurred and is continuing hereunder, inventory sold or supplies used in the ordinary course of such Obligated Group Party’s business. The foregoing restriction on transfer specifically includes transfers to any trust. Any attempted transfer of any Collateral, or any interest therein, which is not specifically authorized pursuant to the terms of this Agreement or otherwise consented to by Bank in writing shall be null and void and of no force or effect for any purpose whatsoever.

4.4           Collateral Documents; Actions Without Consent. Each Obligated Group Party will not (i) amend, supplement, terminate, or otherwise modify any contract or other document or instrument now or hereafter included in the Collateral (each, a “Collateral Document” and collectively, the “Collateral Documents”); (ii) release, relinquish, or waive any right, or grant any approval or consent, with respect to any Collateral Document; (iii) enter into any new agreement with respect to any Collateral; or (iv) take any other action with respect to any Collateral which is inconsistent with this Agreement or which could impair Bank’s interests hereunder, except as may be specifically allowed pursuant to the terms of Loan Documents or otherwise agreed to in writing by Bank. Any such termination, modification, waiver, approval, or other action taken which is not specifically authorized pursuant to the terms of this Agreement shall, at Bank’s option, be null and void and of no force or effect for any purpose whatsoever.

4.5        Defense of Proceedings; Payments of Taxes, Assessments, and Charges. Each Obligated Group Party shall, at such Obligated Group Party’s sole expense, defend all actions, proceedings and other claims affecting the Collateral owned by it, including without limitation actions, proceedings, and claims challenging such Obligated Group Party’s title to the Collateral or the validity or priority of Bank’s rights hereunder. Each Obligated Group Party shall promptly pay all taxes and other governmental charges, and all license fees, and other public and private charges, levied or assessed upon or against any of the Collateral owned by it (if any) or upon or against the creation, perfection or continuance of the Bank’s security interest created hereunder, as well as all other claims of any kind against or with respect to the Collateral, except to the extent (a) such taxes, charges or claims are being contested in good faith by appropriate proceedings, (b) such proceedings do not involve any material danger of the sale, forfeiture or loss of any of the Collateral or any interest therein, and (c) such taxes, charges or claims are adequately reserved against on such Obligated Group Party’s books in accordance with generally accepted accounting principles.

4.6        Location and Identification. Each Obligated Group Party will not cause or permit any change to be made in (a) its name, identity, or corporate, partnership, limited liability company, or other entity structure, (b) its jurisdiction on organization (c) its organizational identification number, (d) its place of business or, if more than one, its chief executive office, or (e) its mailing address, or (f) any change in the location of any Collateral, including the Books and Records, unless such Obligated Group Party shall have notified Bank in writing of such change at least thirty (30) days prior to the effective date of such change, and shall have first taken all action required by Bank for the purpose of further perfecting or protecting the lien and security interest of Bank in the Collateral. If such Obligated Group Party does not have an organizational identification number and later obtains one, such Obligated Group Party shall promptly notify Bank of such organizational identification number.

4.7         Books and Records; Collateral. Each Obligated Group Party will keep accurate and complete Books and Records with respect to the Collateral owned by it, and shall, if required by Bank from time to time, promptly deliver reports to Bank with respect to the Collateral in form and substance satisfactory to Bank in its sole and absolute discretion. Each Obligated Group Party will permit Bank’s representatives to inspect the Collateral owned by it and/or make copies of, and /or extracts from, all Books and Records, wherever such Books and Records are located, and to conduct an audit relating to the Collateral owned by it at any reasonable time or times. Upon the request of Bank, each Obligated Group Party will deliver to Bank (a) copies of or extracts from the Books and Records, and (b) information on any matters affecting the Collateral owned by it.

4.8        Compliance With Law; Notice of Material Events. Each Obligated Group Party will not use any of the Collateral in violation of any applicable law or regulation, or in violation of any policy of insurance thereon. Each Obligated Group Party will promptly notify Bank in writing of any event which affects the value of the Collateral, the ability of such Obligated Group Party or Bank to dispose of the Collateral, or the rights and remedies of Bank in relation thereto, including but not limited to, the levy of any legal process against any Collateral and the adoption of any marketing order, arrangement, or procedure affecting the Collateral, whether governmental or otherwise.

4.9        Attachment. Each Obligated Group Party will not attach any Collateral to any real property or fixture in a manner which might cause such Collateral to become a part thereof unless such Obligated

Group Party first obtains the written consent of any owner, holder of any lien on the real property or fixture, or other person having an interest in such property to the removal by Bank of the Collateral from such real property or fixture. Such written consent shall be in form and substance acceptable to Bank and shall provide that Bank has no liability to such owner, holder of any lien, or any other person.

4.10         Insurance. Each Obligated Group Party will maintain and keep in force insurance covering Collateral owned by it designated by Bank against fire and extended coverages. Such insurance shall require losses to be paid on a replacement cost basis, be issued by insurance companies acceptable to Bank and include Bank’s standard form Certification and Material Change Endorsement and Commodity Loss Payable Endorsement, or such other material change and/or loss payable endorsements in favor of Bank requested by Bank, all in a form and substance acceptable to Bank in its sole and absolute discretion.

4.11         Delivery of Documents; Collection. If any Collateral is or becomes the subject of any registration certificate or negotiable document of title including any warehouse receipt or bill of lading, the applicable Obligated Group Party shall immediately deliver such document to Bank. If requested by Bank, each Obligated Group Party will deliver to Bank any instruments, certificates of deposit, or chattel paper. If requested by Bank, each Obligated Group Party will segregate all collections and proceeds of the Collateral so that they are capable of identification and deliver daily such collections and proceeds to Bank in kind, and/or direct all account debtors to forward all payments and proceeds of the Collateral to a post office box under Bank’s exclusive control. To the extent that any of the Collateral consists of accounts, promissory notes, instruments, or other items for which payments are due or coming due, unless otherwise agreed in writing by Bank, until Bank exercises its rights to make collection, the applicable Obligated Group Party will diligently collect such Collateral.

5.           Obligations of Bank with Respect to Collateral. Neither Bank’s acceptance of the assignment and security interests granted hereunder nor any exercise by Bank of its rights and remedies hereunder shall be deemed to be an assumption by Bank of any obligation or liability of any Obligated Group Party with respect to any Collateral or under the terms of any Collateral Document, and each Obligated Group Party shall indemnify, defend, and hold Bank harmless for, from, and against any and all actions, suits, claims, demands, liabilities, losses, damages, obligations, and costs or expenses, including litigation costs and reasonable attorneys’ fees, arising from or in any way connected with any such obligation or liability. Bank’s obligations with respect to Collateral in its possession shall be limited to the duty to exercise reasonable care in the custody and preservation of such Collateral; provided, however, that Bank shall have no duty to take any steps to preserve the rights of any Obligated Group Party against other persons, or to initiate any action to protect any Collateral. Upon any transfer by Bank of any or all of the Obligations, Bank may transfer any or all of the Collateral and shall thereupon be fully discharged of liability and responsibility with respect to the Obligations and/or Collateral so transferred; but Bank shall retain all applicable rights and interest hereunder with respect to any Obligations and/or Collateral not then transferred.

6.           Defaults and Remedies.

6.1           Events of Default. Each Obligated Group Party will be in default under this Agreement upon the occurrence of any one or more of the following events (each an “Event of Default”):

(a)           A default or Event of Default occurs under any of the Loan Documents (as defined in the applicable document, subject to applicable notice and cure periods).

(b)           Any Obligated Group Party fails to comply with any of the terms and conditions of this Agreement within ten (10) days after Bank’s written demand.

(c)           Any representation or warranty made or given by any Obligated Group Party in this Agreement proves to be false or misleading in any material respect.

(d)           Any involuntary lien of any kind or character attaches to any Collateral.

(e)           Any Obligated Group Party becomes insolvent or the subject of any bankruptcy or other voluntary or involuntary proceeding, in or out of court, for the adjustment of debtor-creditor relationships (an “Insolvency Proceeding”), or any Obligated Group Party consents to the appointment or taking of possession by a receiver (or similar official) of any Obligated Group Party, or its property, or any Obligated Group Party makes an assignment for the benefit of creditors; provided, however, that an involuntary Insolvency Proceeding shall not be considered an Event of Default hereunder if it is either (i) consented to in writing by Bank, or (ii) has been dismissed within ninety (90) days of the filing thereof.

6.2          Remedies. If an Event of Default occurs under this Agreement, Bank may exercise any right or remedy available at law or in equity or by statute, including but not limited to all rights, powers and remedies of an owner and as a secured party under the UCC, and all of Bank’s rights and remedies shall be cumulative. Bank’s rights and remedies, each of which may be exercised with or without further notice to any Obligated Group Party, shall specifically include, without limitation, the right to: (a) exercise all rights and remedies available upon the occurrence of an Event of Default under any Loan Document, including without limitation the right to declare any and/or all Obligations immediately due and payable and to foreclose Bank’s security interests in any and/or all Collateral by any means allowed by law, with or without judicial process; (b) notify any person obligated with respect to any Collateral that the same has been assigned to Bank and that all payments thereon are to be made to Bank, and (c) renew, extend, amend, or otherwise modify any Collateral Document (subject to any required consents of third parties required pursuant to the terms thereof) and to otherwise exercise rights and remedies and act with respect to any Collateral as if it were the owner thereof.

Without limiting the foregoing, Bank’s rights after an Event of Default hereunder specifically include it’s right, at its option to: (i) declare any Obligations, including any Credit Facility, immediately due and payable, without notice or demand, (ii) enforce the security interest given hereunder pursuant to the UCC and/or any other applicable law, (iii) enforce the security interest of Bank, or exercise any right of setoff, in any deposit account of any Obligated Group Party by applying such account to the Obligations in such order and manner as Bank shall determine, (iv) grant extensions and compromise or settle claims with respect to the Collateral for less than face value, all without prior notice to any Obligated Group Party, (v) have a receiver appointed by any court of competent jurisdiction to take possession of all or any portion of the Collateral, and/or (vi) take such measures as Bank may deem necessary or advisable to take possession of, hold, preserve, process, assemble, insure, prepare for sale or lease, market for sale or lease, sell or lease, or otherwise dispose of any Collateral (each a “Collateral Disposition”).

6.3          Other Rights of Bank.

(a)          The remedies provided herein in favor of Bank are not exclusive, but are cumulative and in addition to all other remedies in favor of Bank existing under the Loan Documents, and at law or in equity. Without limiting the foregoing, Bank may exercise its rights with respect to a portion of the Collateral without exercising its rights with respect to any other portion of the Collateral, and may exercise any of its rights under this Agreement without any obligation to enforce any of its rights to any other security for the Obligations.

(b)         Bank may comply with any applicable federal, state, or local law or regulatory requirements in connection with a disposition of the Collateral, and such compliance will not be considered to affect adversely the commercial reasonableness of any sale of the Collateral. Bank may sell the Collateral without giving any warranties as to the Collateral, and specifically disclaim any warranties of title, merchantability, fitness for a specific purpose or the like, and this procedure will not be considered to affect adversely the commercial reasonableness of any sale of the. Each Obligated Group Party acknowledges that a private sale of the Collateral may result in less proceeds than a public sale. Each Obligated Group Party acknowledges that the Collateral may be sold at a loss to such Obligated Group Party, and that, in such event, Bank shall have no liability or responsibility to such Obligated Group Party or any other Obligated Group Party for such loss.

(c)             Upon any public or private sale of all or any portion of the Collateral, (i) Bank may bid for and purchase the Collateral being sold, and, upon compliance with the terms of sale, may hold, retain, possess, and dispose of such Collateral in its own absolute right without further accountability, and (i) all rights, title, interests, claims, and demands whatsoever, either at law or in equity, of any Obligated Group Party of, in, and to the property so sold will be divested; such sale will be a perpetual bar both at law and in equity against each Obligated Group Party and its respective successors and assigns. Each Obligated Group Party shall make and deliver to the purchaser or purchasers a good and sufficient deed, certificate, bill of sale, and instrument of assignment and transfer of the Collateral sold. To the extent it may do so lawfully, Each Obligated Group Party agrees not to insist upon, plead, claim, or take the benefit or advantage of, at any time, or in any manner whatsoever, any appraisement, valuation, stay, extension, or redemption laws, or any law permitting them to direct the order in which the Collateral or any portion thereof will be sold, now or at any time hereafter in force, which may delay, prevent, or otherwise affect the performance or enforcement of the this Agreement, and each Obligated Group Party hereby expressly waives all benefit or advantage of any such laws, and covenant that it will not hinder, delay, or impede the execution of any power granted or delegated to Bank in this Agreement, but will suffer and permit the execution of every such power as though no such laws were in force.

(d)           Following an Event of Default, Bank is expressly granted the right, at its option, to transfer the Collateral, or any part thereof, to itself, or its nominee, and to receive the payments, collections, monies, income, proceeds, attributable or accruing thereto, and to hold same as security for the Obligations, or to apply same to the Obligations secured by this Agreement in such order and manner as Bank shall determine in its sole and absolute discretion. Except to the extent expressly prohibited by law, the right of Bank to take possession of the Collateral following an Event of Default hereunder may be exercised without resort to any court proceeding or judicial process, and without any hearing, whatsoever. Each Obligated Group Party expressly waives any and all rights (i) with regard to judicial process or hearing prior to the exercise of Bank’s right to take possession and control of the Collateral after an Event of Default, and (ii) to marshalling of assets, including such right with respect to the Collateral.

(e)           Each Obligated Group Party agrees that Bank may at its option at any time, whether or not any Obligated Group Party is in default, notify any account debtors, any buyers of the Collateral, or any other persons of Bank’s interest in the Collateral. Bank is expressly granted the right, at its option, following an Event of Default, to demand and collect any payments and proceeds of the Collateral. In connection with the foregoing, each Obligated Group Party irrevocably authorizes Bank, and irrevocably appoints Bank as such Obligated Group Party’s attorney-in-fact, with full power of substitution, to endorse or sign such Obligated Group Party’s name on all checks, drafts, collections, receipts, and other documents, and to take possession of and open the mail addressed to such Obligated Group Party and remove therefrom any payments and proceeds of the Collateral, such appointment being a power coupled with an interest.

(f)            In connection with any Collateral Disposition, Bank may (A) require the applicable Obligated Group Party to assemble all of any portion of the Collateral and make it available to Bank at a place designated by Bank, and/or enter upon the property where any such Collateral is located and take possession of such Collateral, and use such property (including any buildings and facilities) and any of such Obligated Group Party ‘s equipment, if Bank deems such use necessary or advisable for or in connection with such Collateral Disposition, and/or (B) use or transfer, without any additional consideration to any

Obligated Group Party, any of such Obligated Group Party’s rights and interests in any Intellectual Property now owned or hereafter acquired by such Obligated Group Party, including, but not limited to, all trade secrets, computer software, service marks, trademarks, trade names, trade styles, copyrights, patents, applications for any of the foregoing, customer lists, working drawings, instructional manuals, and rights in processes for technical manufacturing, packaging and labeling in which such Obligated Group Party has any right or interest, whether by ownership, license, contract or otherwise, if Bank deems such use or transfer necessary or advisable for or in connection with such Collateral Disposition. Each Obligated Group Party hereby irrevocably constitutes and appoints Bank as such Obligated Group Party’s attorney-in-fact, with full power of substitution, to perform all acts and execute all documents in connection with any Collateral Disposition, such appointment being a power coupled with an interest.

(g)           Each Obligated Group Party agrees to take all steps necessary to avoid the violation of any current and future securities laws, and consents to any steps Bank takes to avoid violation of the same. Each Obligated Group Party further agrees to enter into any amendments hereto that Bank may reasonably request to avoid the violation of such laws. Each Obligated Group Party recognizes that, due to certain prohibitions contained in the Securities Act of 1933, as amended, or other applicable securities laws, Bank may, with respect to any securities, consider it advisable to resort to one or more private sales to a restricted group of purchasers who will agree to acquire any securities for their own accounts for investment and not to engage in a distribution of resale thereof, and that private sales so made may be at prices and on other terms less favorable to the seller than if such securities were sold at public sale. Each Obligated Group Party acknowledges that the price received for the purchase of such Collateral may be substantially lower than such Obligated Group Party might have negotiated under other circumstances, and each Obligated Group Party agrees that such procedures are commercially reasonable. If a deficiency remains due, the Borrower or applicable Obligated Group Party, as the case may be, must pay the same promptly to Bank.

6.4           Setoff. As additional security for the Obligations, including the payment and performance of all obligations of Borrower under the Loan Documents, each Obligated Group Party hereby grants Bank a security interest in, a lien on, and an express contractual right to set off against each account (including all deposit accounts), including all depository account balances, cash, and any other property of such Obligated Group Party, now or hereafter in the possession of Bank and the right to refuse to allow withdrawals from any account. Bank may, at any time upon the occurrence of any default or Event of Default, or an event that, with notice or the passage of time, or both, could become an Event of Default, under this Agreement or any other Loan Document, setoff against any amounts outstanding under the Obligations, whether or not any of the Obligations are then due or have been accelerated, all without any advance or contemporaneous notice of demand of any kind to any Obligated Group Party, such notice and demand being expressly waived.

6.5           Surrendered Payments. In the event that Bank makes any Surrendered Payment, including pursuant to a negotiated settlement, the Surrendered Payments, the Surrendered Payments shall immediately and automatically without any further action required on behalf of Bank or any other party, be reinstated as Obligations, regardless of whether this Agreement has been terminated, cancelled, or released pursuant to its terms or otherwise and regardless of whether Bank has surrendered, terminated, cancelled, or released this Agreement prior to returning any Surrendered Payments

7.           Miscellaneous Provisions.

7.1            No Waiver; Consents. Each waiver by Bank shall be in writing, and no waiver may be construed as a continuing waiver. No waiver will be implied from Bank’s delay in exercising or failure to exercise any right or remedy against any party or any security. Bank’s consent to any act or omission by any Obligated Group Party may not be construed as a consent to any other or subsequent act or omission or as a waiver of the requirement for Bank’s consent to be obtained in any future or other instance.

7.2          Purpose and Effect of Bank Approval. Bank’s approval of any matter in connection with this Agreement is for the sole purpose of protecting Bank’s security and rights. No such approval will result in a waiver of any default of any Obligated Group Party. In no event may Bank’s approval be a representation of any kind with regard to the matter being approved.

7.3          Notices. All notices given under this Agreement shall be in writing and be given by personal delivery, overnight receipted courier (such as Airborne or Federal Express) or by registered or certified United States mail, postage prepaid, sent to the party at its address appearing below its signature. Notices shall be effective upon the first to occur of receipt, when proper delivery is refused, or the expiration of forty-eight (48) hours after deposit in registered or certified United States mail as described above. Addresses for notice may be changed by any party by notice to any other party in accordance with this Section.

7.4          Actions. If any Obligated Group Party fails to perform any agreement contained herein, Bank may itself perform, or cause the performance of, such agreement, and the reasonable expenses of Bank incurred in connection therewith shall be payable by the applicable non-performing party. Bank also shall have the right, but not the obligation, to commence, appear in, and defend any action or proceeding that might affect its security hereunder. The applicable Obligated Group Party shall pay promptly on demand all of Bank’s reasonable out-of-pocket costs, expenses and legal fees and expenses of Bank’s counsel incurred in those actions or proceedings.

7.5          Dispute Resolution. Disputes under this Agreement shall be resolved in the manner specified in the Loan Agreement.

7.6          Attorneys’ Fees. In any lawsuit or arbitration arising out of or relating to this Agreement, the Loan Documents, or the Loans, the prevailing party will be entitled to recover from each other party such sums as the court or arbitrator adjudges to be reasonable attorneys’ fees in the action or arbitration, in addition to costs and expenses otherwise allowed by law. In all other actions or proceedings, including any matter arising out of or relating to any Insolvency Proceeding, Borrower and each other applicable Obligated Party agrees to pay all of Bank’s costs and expenses, including reasonable attorneys’ fees, incurred in enforcing or protecting Bank’s rights or interests. From the time(s) incurred until paid in full to Bank, all such sums shall bear interest at the Default Rate. Whenever any Obligated Group Party is obligated to pay or reimburse Bank for any attorneys’ fees, those fees include the allocated costs for services of in-house counsel, to the extent not prohibited by applicable law.

7.7          Governing Law. This Agreement shall be governed by and construed according to the laws of the State of Arizona, without regards to the choice of law rules of that state, except (a) to the extent that any of such laws may now or hereafter be preempted by Federal law, and (a) as otherwise required by mandatory provisions of law, and (c) to the extent that remedies provided by the laws of any jurisdiction other than the such state are governed by the laws of such other jurisdiction. Each Obligated Group Party consents to the jurisdiction of any Federal or State court within such state, submits to venue in such state, and also consents to service of process by any means authorized by Federal law or the law of such state. Without limiting the generality of the foregoing, each Obligated Group Party hereby waives and agrees not to assert by way of motion, defense, or otherwise in such suit, action, or proceeding, any claim that (i) such Obligated Group Party is not subject to the jurisdiction of the courts of the above-referenced state or the United States District Court for such state, or (ii) such suit, action, or proceeding is brought in an inconvenient forum, or (iii) the venue of such suit, action, or proceeding is improper.

7.8          Heirs, Successors and Assigns. The terms of this Agreement will bind and benefit the heirs, legal representatives, successors and assigns of the parties; provided, however, that no Obligated Group Party may assign this Agreement, or assign or delegate any of their rights or obligations, without the prior written consent of Bank in each instance.

7.9           Severability. The invalidity or unenforceability of any one or more provisions of this Agreement in no way affects any other provision.

7.10         Interpretation. Whenever the context requires, all words used in the singular will be construed to have been used in the plural, and vice versa, and each gender will include any other gender. The captions of the sections of this Agreement are for convenience only and do not define or limit any terms or provisions. The word “include(s)” means “include(s), without limitation,” and the word “including” means “including, but not limited to.” No listing of specific instances, items or matters in any way limits the scope or generality of any language of this Agreement.

7.11          Amendments. This Agreement may not be modified or amended except by a written agreement signed by the parties.

7.12         Counterparts. This Agreement and any attached consents or exhibits requiring signatures may be executed in counterparts, and all counterparts constitute but one and the same document.

7.13          Language of Agreement. The language of this Agreement will be construed as a whole according to its fair meaning and not strictly for or against any party.

7.14         Exchange of Information. Each Obligated Group Party agrees that the Bank may exchange or disclose financial information and other information about Borrower and any other Obligated Party with or to any of Bank’s affiliates or other related entities and with any party that acquires a participation or other interest in all or part of any Credit Facility..

7.15         Survival. The representations, warranties, acknowledgments, and agreements set forth herein shall survive the date of this Agreement.

7.16         Time is of the Essence. Time is of the essence in the performance of this Agreement, and each and every term thereof, by each Obligated Group Party.

7.17         Relationship of Parties. This Agreement is intended to be and is deemed for all purposes to constitute additional security granted to Bank for the repayment of the Loan. The execution and delivery of this Agreement and the enforcement of this Agreement by Bank does not alter or expand upon the debtor and creditor relationship between any Obligated Group Party and Bank, and nothing contained herein is to be construed to constitute Bank a partner of or a joint venturer with any party.

7.18         Continuing Agreement. This is a continuing agreement and all the rights, powers and remedies hereunder shall apply to all past, present, and future Obligations of Borrower and the other Obligated Group Parties, including those arising under successive transactions which shall either continue some or all the Obligations, increase or decrease any of them, or from time to time create new Obligations after all or any prior Obligations have been satisfied, and notwithstanding the bankruptcy of any Obligated Group Party, or any other event or proceeding affecting any Obligated Group Party.

7.19         Recitals; Exhibits. The Recitals to this Agreement set forth above are true, complete, accurate, and correct, and such recitals are incorporated hereby by reference. The exhibits to this Agreement are incorporated hereby by reference.

7.20         Integration. This Agreement integrates all the terms and conditions mentioned in or incidental to the subject matter contained herein, supersede all oral negotiations and prior writings with respect to such subject matter, and is intended by the parties as the final expression of their agreement with respect to the terms and conditions set forth in herein.

7.21          Patriot Act Provisions. The following notification is provided to each Obligated Group Party pursuant to Section 326 of the USA Patriot Act of 2001, 31 U.S.C. Section 5318 (as such maybe amended or recodified from time to time, the “Patriot Act”):

(a)           Important Information About Procedures for Opening a New Account. To help the government fight the funding of terrorism and money laundering activities, federal law requires all financial institutions to obtain, verify, and record information that identifies each person or entity that opens an account, including any deposit account, treasury management account, loan, other extension of credit, or other financial services product. Each Obligated Group Party is hereby notified that when such party opens an account, including but not limited to any deposit account or other account that may be required pursuant to the terms of this Agreement, (i) if such party is not an individual, Bank will ask for such party’s name, taxpayer identification number, business address, and other information that will allow Bank to identify such party, and may also ask to see such party’s legal organizational documents or other identifying documents, and (ii) if such party is an individual, Bank will ask for such party’s name, taxpayer identification number, residential address, date of birth, and other information that will allow Bank to identify Borrower, and may also ask to see such party’s driver’s license or other identifying documents.

(b)           Government Regulation. Each Obligated Group Party shall not (a) be or become subject at any time to any law, regulation, or list of any government agency (including, without limitation, the U.S. Office of Foreign Asset Control list) that prohibits or limits Bank from making any advance or extension of credit to such party or from otherwise conducting business with such party, or (b) fail to provide documentary and other evidence of such party’s identity as may be requested by Bank at any time to enable Bank to verify such party’s identity or to comply with any applicable law or regulation, including, without limitation, Section 326 of the Patriot Act.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

“BORROWER”

THE INVENTURE GROUP, INC.,		Address for notices to Borrower:
a Delaware corporation
The Inventure Group, Inc.
By:	/s/ Steve Weinberger	5050 N. 40TH Street, Suite 300
Name:	Steve Weinberger	Phoenix, AZ 85018
Title:	CFO	Attention: Steve Weinberger

“OBLIGATED GROUP”

BN FOODS, INC., a Colorado corporation		Address for notices to PBC:

BN Foods, Inc.
By:	/s/ Steve Weinberger	c/o The Inventure Group, Inc.
Name:	Steve Weinberger	5050 N. 40TH Street, Suite 300
Title:	CFO	Phoenix, AZ 85018
Attention: Steve Weinberger

(Remainder of page intentionally left blank.
See the following page for additional Obligated Group signatories.)

BOULDER NATURAL FOODS, INC.,
an Arizona corporation		Address for notices to Boulder:

Boulder Natural Foods, Inc.
c/o The Inventure Group, Inc.
By:	/s/ Steve Weinberger	5050 N. 40TH Street, Suite 300
Name:	Steve Weinberger	Phoenix, AZ 85018
Title:	CFO	Attention: Steve Weinberger

LA COMETA PROPERTIES, INC., an Arizona corporation		Address for notices to La Cometa:

Poore Brothers - Bluffton, LLC
c/o The Inventure Group, Inc.
By:	/s/ Steve Weinberger	5050 N. 40TH Street, Suite 300
Name:	Steve Weinberger	Phoenix, AZ 85018
Title:	CFO	Attention: Steve Weinberger

POORE BROTHERS - BLUFFTON, LLC,		Address for notices to PBC:
a Delaware limited liability company
Poore Brothers - Bluffton, LLC
c/o The Inventure Group, Inc.
By:	/s/ Steve Weinberger	5050 N. 40TH Street, Suite 300
Name:	Steve Weinberger	Phoenix, AZ 85018
Title:	CFO	Attention: Steve Weinberger

RADER FARMS ACQUISITION CORP.,		Address for notices to Rader:
a Delaware corporation
Poore Brothers - Bluffton, LLC
c/o The Inventure Group, Inc.
By:	/s/ Steve Weinberger	5050 N. 40TH Street, Suite 300
Name:	Steve Weinberger	Phoenix, AZ 85018
Title:	CFO	Attention: Steve Weinberger

TEJAS PB DISTRIBUTING, INC.,		Address for notices to Tejas:
an Arizona corporation
Tejas PB Distributing, Inc.
c/o The Inventure Group, Inc.
By:	/s/ Steve Weinberger	5050 N. 40TH Street, Suite 300
Name:	Steve Weinberger	Phoenix, AZ 85018
Title:	CFO	Attention: Steve Weinberger

Address for notices to Bank:

U.S. Bank National Association
101 North First Avenue, Suite 1600
Phoenix, AZ 85003
Attention: Commercial Banking